EXHIBIT 99.1


                 MTM TECHNOLOGIES, INC. REPORTS RESULTS FOR THE
                     QUARTER AND YEAR ENDED MARCH 31, 2005


     o    ANNUAL TOTAL REVENUE OF $101.2 MILLION, A 94% INCREASE OVER PRIOR
          YEAR.

     o    POSITIVE QUARTERLY EBITDA PERFORMANCE OF $1.1 MILLION.

     o QUARTERLY TOTAL REVENUE OF $37.5 MILLION, A 27% INCREASE OVER PRIOR QUARTER.

     o QUARTERLY SERVICE REVENUE OF $11.3 MILLION, A 33% INCREASE OVER PRIOR QUARTER.

     o    STEVE STRINGER, COO ALSO NAMED PRESIDENT.

                     COMPLETES $40 MILLION SECURED FINANCING
                    FACILITIES WITH CIT AND TEXTRON FINANCIAL

Stamford, CT - June 13, 2005 - MTM Technologies, Inc. ("MTM Technologies") (NASDAQ: MTMC), a leading computer and communications technology management company providing IT networking and data center services, including secure access, voice over internet protocol (VOIP), storage, security, collaboration, and messaging solutions, today announced financial results for its fourth fiscal quarter and fiscal year ended March 31, 2005. MTM Technologies also announced that it has received a $25 million revolving line of credit from CIT Group Inc. (NYSE: CIT) and a $15 million floor planning facility from Textron Financial Corporation, providing a combined maximum availability of $40 million, and that Steven Stringer, the company's COO, has been designated COO and President of the company and will continue to report to Francis J. Alfano, CEO.

Annual and Quarterly Financial Results
--------------------------------------

Net revenue for the year increased 94% from the prior year to $101.2 million, including a 111% increase in service revenue to $28.0 million. This increase reflects the results of MTM Technologies acquisition strategy, which included the acquisition of DataVox Technologies in July 2004, Network Catalyst in September 2004, Vector ESP in December 2004 and Info Systems in March 2005. Gross margin for year increased to 18.6%, a 300% increase over the prior year.

Earnings before interest, taxes, depreciation and amortization ("EBITDA") loss for the year was ($0.4) million, as compared to an EBITDA loss of ($6.0) million for the prior year.

Net loss for the year was ($7.7) million, or ($1.34) per share, as compared to a net loss of ($8.1) million, or ($1.72) per share, for the prior year. The reduction in net loss resulted from a substantial increase in net revenues and a significant improvement in both product and service gross profit margins. These improvements were offset, in part, by an increase in selling, general and administrative expenses, a non-cash interest expense of $4.1 million related to convertible notes issued by MTM Technologies in December 2004 and March 2005, and a $1.1 million expense relating to special compensation arrangements incurred in connection with the closing of the initial Pequot Ventures' investment in May 2004.

Net revenue for the fourth quarter increased 27% from the third quarter of this fiscal year to $37.5 million. Service revenue increased 33% to $11.3 million from the third quarter of this fiscal year. The quarterly results reflect a full quarter of the operations of Vector ESP and one month of the operations of Info Systems. Gross margin for the quarter increased to 23%, a 13% increase over the prior quarter.

Earnings before interest, taxes, depreciation and amortization ("EBITDA") for the forth quarter was $1.1 million, as compared to EBITDA of $0.8 million for the third quarter of this fiscal year.

Net loss for the fourth quarter was ($3.6) million, or ($.53) per share, as compared to net loss of ($0.8) million, or ($.13) per share, for the third quarter of this year. The increase in net loss resulted primarily from an increase in non-cash interest expense of $3.0 million related to convertible notes issued by MTM Technologies in December 2004 and March 2005 and an increase in amortization and depreciation, partially offset by an increase in net revenues and an improvement in overall gross profit margins.

During the year, MTM Technologies has significantly increased the breadth and depth of its technical expertise and offerings and has built a comprehensive set of services and solutions that meet the needs of middle market businesses and divisions of large enterprises. MTM Technologies currently has 610 employees, of which 320 are service delivery professionals and 120 are sales representatives.

"At the beginning of our fiscal year we announced our plan to build the preeminent national middle market IT solutions business using a selective acquisition strategy," said Francis J. Alfano, MTM Technologies' CEO. "The improvement in our performance in the fourth quarter and during the year demonstrate the significant progress we have made in executing that strategy. During the quarter we completed the acquisition of Info Systems, extending our presence into the Mid-Atlantic region. As we execute our strategic acquisition strategy, we continue to focus on the critical process of integrating the acquired businesses to create a strong foundation for additional organic and acquisition growth."

"Following the acquisition of Wilmington, Delaware based Info Systems, our current annualized revenue rate is approximately $215 million," continued Mr. Alfano. "We believe that our acquisition and organic growth will drive continued improvement in our margins. I am also pleased to announce that as part of the continued enhancement of our senior management team that in addition to his COO role, Steven Stringer has been designated the position of COO and President of the company. Steve has done an excellent job in building our national sales and operations team and in championing the integration of our acquired businesses. "

New Financing Facilities
------------------------

The company also announced that it has entered into a $25 million secured revolving credit facility with CIT and a $15 million secured floor planning facility with Textron Financial, providing a combined maximum availability of up to $40 million. The new facilities will be used to refinance the prior Textron Financial financing facility and to fund working capital and floor-planning needs. The facilities are secured by a lien on all of the assets of MTM Technologies and its subsidiaries. The CIT facility will have an initial term of three years with automatic annual renewals, unless earlier terminated by MTM Technologies or CIT.

"We are pleased to announce a new banking relationship with CIT and that our historic banking relationship with Textron Financial is growing," said Alan Schwartz, MTM Technologies' CFO. "MTM Technologies has grown rapidly over the last year and our working capital needs have expanded accordingly. These facilities provide us with access to the working capital required to continue our growth as we seek to build the premier national middle market IT solutions provider."

MTM Technologies believes that its non-GAAP measure of EBITDA provides investors with a useful supplemental measure of its operating performance by excluding the impact of interest, taxes, depreciation, and amortization. Management uses EBITDA to assist in evaluating operating performance. These non-GAAP results should be evaluated in light of MTM Technologies' financial results prepared in accordance with United States generally accepted accounting principles ("GAAP"). A table reconciling net loss calculated in accordance with GAAP to EBITDA is included in the financial statements in this release. EBITDA is not a recognized measure for financial statement presentation under GAAP. Non-GAAP earnings measures do not have any standardized definition and are therefore unlikely to be comparable to similar measures presented by other reporting companies. This non-GAAP measure is provided to assist readers in evaluating MTM Technologies' operating performance. Readers are encouraged to consider this non-GAAP measure in conjunction with MTM Technologies' GAAP results.

ABOUT MTM TECHNOLOGIES, INC.

MTM Technologies, Inc. is a leading national computer and communications technology management company providing IT networking and data center services, including secure access, VOIP, storage, security, and messaging solutions. MTM Technologies is an authorized reseller/partner and integrator for Microsoft, HP, Cisco Systems, Citrix, Avaya, Intel Corp, IBM, Dell Computer, Nortel and Novell. For more information visit our web site at www.mtm.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include MTM Technologies' entry into new commercial businesses, the risk of obtaining financing, recruiting and retaining qualified personnel, and other risks described in MTM Technologies' Securities and Exchange Commission filings. The forward looking statements in this press release speak only as of the date hereof and MTM Technologies disclaims any obligation to provide updates, revisions or amendments to any forward looking statement to reflect changes in MTM Technologies' expectations or future events.

FOR MORE INFORMATION CONTACT:       John F. Kohler
                                    MTM Technologies, Inc.
                                    Phone: (203) 975-3750
                                    Fax: (281) 668-1054
                                    Email:  Investorrelations@mtm.com

                     MTM TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                            (IN THOUSANDS OF DOLLARS)

                                                                March 31, 2005     March 31, 2004
                                                                --------------     -------------

ASSETS

Current assets:
   Cash and cash equivalents................................     $       4,010      $         370
   Restricted cash..........................................             1,000
   Accounts receivable - trade, net of allowance of
     $741 and $233, respectively............................            34,180             11,279
   Inventories..............................................             3,408                859
   Prepaid expenses and other current assets................             2,360                526
                                                                 --------------     -------------
     TOTAL CURRENT ASSETS...................................            44,958             13,034
                                                                 --------------     -------------

Property and equipment......................................            16,234              9,746
   Less accumulated deprecation and amortization............            11,016              7,038
                                                                 --------------     -------------
                                                                         5,218              2,708
                                                                 --------------     -------------

Goodwill ...................................................            36,235             3,229
Intangibles, net of amortization............................             6,471
Other assets................................................               332                504
                                                                 --------------     -------------
       TOTAL ASSETS.........................................     $      93,214      $      19,475
                                                                 =============      ============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Secured notes payable....................................     $      13,614      $       5,919
   Inventory financing agreements...........................             2,930              3,456
   Current portion of promissory notes......................               366
   Accounts payable and accrued expenses....................            22,477              3,252
   Convertible subordinated promissory notes................            13,321
   Warrants and future rights liability.....................             6,335
   Deferred revenue.........................................             4,522              1,584
   Current portion of capital lease obligations.............               185                100
                                                                 -------------      -------------
     TOTAL CURRENT LIABILITIES..............................            63,750             14,311
                                                                 -------------      -------------
Non-current portion of promissory notes.....................               667
Non-current portion of lease obligation.....................               281
                                                                 -------------     -------------
     TOTAL LIABILITIES......................................            64,698             14,311
                                                                 -------------     -------------

Shareholders' equity:
   Series A preferred stock, par value $.001 per
   share; 14,000,000 shares authorized; 9,101,968
   shares issued and outstanding at March 31, 2005...........           16,997
   Common stock - $.001 par value; authorized
   80,000,000 and 10,000,000 shares respectively, issued
   and 7,376,239 and 4,723,052 shares outstanding,
   respectively..............................................                7                  5
   Additional paid-in capital................................           29,397             15,364

   Accumulated deficit.......................................          (17,885)           (10,205)
                                                                 -------------      -------------
     TOTAL SHAREHOLDERS' EQUITY..............................           28,516              5,164
                                                                 -------------      -------------
       TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY............    $      93,214      $      19,475
                                                                 =============      =============

                     MTM TECHNOLOGIES, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)


                                                                        Year Ended March 31,
                                                                 --------------------------------
                                                                      2005               2004
                                                                 -------------      -------------


Net revenues:
   Products.................................................     $      73,161      $      38,976
   Services.................................................            28,033             13,288
                                                                 -------------      -------------
                                                                       101,194             52,264
                                                                 -------------      -------------

Costs and expenses:
   Cost of products sold....................................            64,246             37,757
   Cost of services provided................................            18,160             12,103
   Selling, general and administrative expenses.............            21,770             10,025
                                                                 -------------      -------------
                                                                       104,176             59,885
                                                                 -------------      -------------

Operating (loss) income.....................................            (2,982)            (7,621)
Other income................................................                                    6
Interest (expense), net of income...........................            (4,686)              (494)
                                                                 -------------      -------------
                                                                        (7,668)            (8,109)

Provision for income taxes..................................                13                  -
                                                                 -------------      -------------

Net (loss)..................................................     $      (7,681)      $     (8,109)
                                                                 =============       ============

Net (loss) per common shares:...............................     $       (1.34)      $      (1.72)

                                                                 =============       ============
Weighted average number of common shares outstanding:
     Basic and diluted......................................         5,714,136          4,723,052
                                                                 =============       ============


                     MTM TECHNOLOGIES, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)


                                                                    Three Months Ended March 31,
                                                                 --------------------------------
                                                                     2005                2004
                                                                 -------------      -------------

Net revenues:
   Products.................................................     $      26,218      $       8,403
   Services.................................................            11,330                (47)
                                                                 -------------      -------------
                                                                        37,548              8,356

Costs and expenses:
   Cost of products sold....................................            21,729              8,692
   Cost of services provided................................             7,198              3,142
   Selling, general and administrative expenses.............             8,947              2,392
                                                                 -------------      -------------
                                                                        37,874             14,226
                                                                 -------------      -------------

Operating (loss)............................................              (326)            (5,870)
Other income................................................                                    1
Interest (expense), net of interest income..................            (3,227)              (163)
                                                                 -------------      -------------
                                                                        (3,553             (6,032)

Provision for income taxes..................................               13                   -
                                                                 -------------      -------------

Net (loss)..................................................    $       (3,566)     $      (6,032)
                                                                ==============     ==============

Net (loss) per common shares:
   Basic and diluted........................................    $        (0.53)     $       (1.26)
                                                                ==============     ==============

Weighted average number of common shares outstanding:
     Basic and diluted......................................         6,674,331          4,781,607
                                                                ==============     ==============

                     MTM TECHNOLOGIES, INC. AND SUBSIDIARIES
                           EBITDA GAAP RECONCILIATION
                            (IN THOUSAND OF DOLLARS)


                                                        Years Ended,
                                          ---------------------------------------
                                            March 31, 2005       March 31, 2004
                                            --------------       --------------

Net (loss)                                     ($7,681)             ($8,109)

Depreciation and amortization                    2,558                1,636

Interest expense (a)                             4,686                  494

Other income                                         0                   (6)

Income tax                                          13                    0
                                              ---------            --------

                                                 ($424)             ($5,985)


(a) Year ended March 31, 2005 includes $4,118 of non-cash interest expense related to convertible notes



                                                    Three Months Ended,
                                          ---------------------------------------
                                            March 31, 2005       March 31, 2004
                                            --------------       --------------

Net (loss)                                      (3,566)               ($775)

Depreciation and amortization                    1,436                 $349

Interest expense (a)                             3,227               $1,242

Income tax                                          13                    0
                                              ---------            --------
EBITDA                                          $1,110                 $816


(a) Periods ended March 31, 2005 and December 31, 2004 include $3,037 and $1,081 of non-cash interest expense related to convertible notes, respectively.